Exhibit 99.2

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is effective as of August 1, 2008, by and between BROADWIND ENERGY, INC. (the “Company”), and Jesse E. Collins, Jr. (the “Executive”).

WHEREAS, the Company is currently engaged in the business of acquiring and strategically growing companies within various energy sectors, with a heightened focus on the wind industry (the “Company Business”);

WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company;

WHEREAS, the Company and the Executive desire to enter into this Agreement to set forth the rights, duties, benefits and obligations with respect to the employment of the Executive by the Company under the terms and conditions herein provided.

NOW, THEREFORE, in consideration of the Executive’s employment with the Company, and the mutual and respective covenants and agreements of the parties herein contained, and other good and valuable consideration present but not specifically set forth, the parties hereto agree as follows:

1.                                       Employment.  The Company hereby agrees to employ the Executive as Vice President of Heavy Manufacturing and Transportation Services, and the Executive hereby agrees to be employed by the Company, on the terms and conditions set forth herein.  This Agreement and Executive’s employment hereunder shall commence on August 1, 2008 (the “Start Date”), and shall continue for a period of two years, unless sooner terminated in accordance with the provisions of Section 6 hereof (the “Term”).  The Term will thereafter automatically extend for successive one-year periods, but Executive’s employment may at any time be terminated in accordance with the provisions of Section 6 hereof.

2.                                       Duties and Responsibilities.  The Executive shall serve initially as Vice President of Heavy Manufacturing and Transportation Services and shall report to the Chief Operating Officer or his equivalent, of the Company.  The Executive shall devote all of his working time and best efforts to the business and affairs of the Company except for such time as shall reasonably be required to serve in connection with civic or charitable activities, provided that such activities, in the aggregate, do not interfere with Executive’s ability to perform the duties and responsibilities of his employment hereunder.  Executive shall follow the direction of the Chief Operating Officer or his equivalent, and shall perform all duties and responsibilities of the position that he holds, as those duties and responsibilities may change from time to time.  Executive shall comply with the Company’s standards, policies and procedures in effect on the date of this Agreement and as they may change from time to time.   At the discretion of the Company, Executive’s title, duties and responsibilities are subject to change after the expiration of the noncompetition period referenced in the accompanying Letter of Understanding.

3.                                       Compensation and Related Matters.

(a)                                  Base Salary.  The Executive shall receive an initial annual base salary of Two Hundred Seventy Five Thousand US Dollars ($275,000), less required and authorized withholding and deductions.  Executive’s salary shall be subject to review and adjustment by the Company from time to time, and paid in accordance with the Company’s regular payroll schedule as it applies to salaried employees, but shall in no event be less than as set forth above in this Section 3(a) (“Base Salary”).

(b)                                 Bonus.  The Executive shall receive a one-time signing bonus of $100,000, less required and authorized withholding and deductions.  Executive will thereafter be eligible for an annual bonus of up to 100% of his Base Salary based on the achievement of reasonable goals and targets to be mutually established on an annual basis by the Company and in accordance with any applicable bonus and/or incentive plans issued from time to time for Executives.   Bonus payments are subject to required and authorized withholding and deductions. In the event the Executive resigns his employment without Good Reason (as defined in Section 6(c)), within twelve (12) months of commencing employment, the Executive shall repay to the Company the one-time signing bonus as described above within ninety (90) days of the effective date of his resignation or as otherwise mutually agreed by the parties.

(c)                                  Stock.  The Executive shall be eligible to participate in the Company’s common stock incentive plan as in effect from time to time.  The Company will grant the Executive 75,000 stock options on his first day of employment with a five-year vesting schedule under the Company’s 2007 Equity Incentive Plan subject to approval by the Board.  Thereafter, the Company may grant the Executive additional stock options based on individual and Company performance criteria to be established by the Board.

(d)                                 Benefits.  Executive shall be entitled to all rights and benefits for which he is eligible under the terms and conditions of the Company’s standard benefits and compensation practices that may be in effect from time to time and provided by the Company to its employees generally.  In addition to, and not in limitation of the foregoing, during the Term, the Executive shall be eligible to accrue up to 15 business days of paid time off (PTO) per anniversary year (20 business days commencing following the fifth (5th year anniversary date) exclusive of any business day with respect to which the Company is closed for business due to any federal, state or local holiday or any day off generally granted by the Company to its employees, subject to the Company’s then-current paid time off policy.  In addition to, and not in limitation of the foregoing, during the Term, the Executive shall receive any additional benefits generally provided by the Company to executive employees of the Company, including group health insurance for Executive and dependents, life insurance, and long term disability insurance, and participation in the Company’s 401(k) plan, all in accordance with applicable plan documents.

(e)                                  Expense Reimbursement.  The Company will reimburse the Executive for reasonable business expenses in accordance with the Company’s standard expense account and reimbursement policies, including reasonable commuting expenses to Naperville, Illinois, for up to twenty-four months.

(f)                                    Home Office.  Executive currently resides in Fort Worth, Texas but understands that domestic and international travel are part of his job responsibilities.  The parties anticipate that Executive will work from his home office approximately one day per week and that he will work away from Fort Worth, Texas approximately four days per week.  The parties anticipate that, if Executive remains with the Company, he will relocate to the Naperville, Illinois area within two years.  If Executive does so, the Company and Executive will mutually agree to a relocation and temporary housing expense reimbursement package.

4.                                       Representations and Warranties of Executive.  In order to induce the Company to employ the Executive, the Executive hereby represents and warrants to the Company as follows:

(a)                                  Binding Agreement.  This Agreement has been duly executed and delivered by the Executive and constitutes a legal, valid and binding obligation of the Executive and is enforceable against the Executive in accordance with its terms.

(b)                                 No Violations of Law.  The execution and delivery of this Agreement and the other agreements contemplated hereby by the Executive do not, and the performance by the Executive of his obligations under this Agreement and the other agreements contemplated hereby will not, violate any term or provision of any law, or any writ, judgment, decree, injunction, or similar order applicable to the Executive.

(c)                                  Litigation.  The Executive is not involved in any proceeding, claim, lawsuit, or investigation alleging wrongdoing by the Executive before any court or public or private arbitration board or panel or governmental department, commission, board, bureau, agency or instrumentality.

(d)                                 No Conflicting Obligations.  Executive represents that he is not under, or bound to be under in the future, any obligation to any person or entity that is or would be inconsistent or in conflict with this Agreement or would prevent, limit, or impair in any way the performance by him of his obligations hereunder, including but not limited to any duties owed to any former employers not to compete or use or disclose confidential information.  Executive represents and agrees that he will not disclose to the Company or use on behalf of the Company any confidential information or trade secrets belonging to a third party, including any former employer.  Executive further represents and agrees that he has returned, or will return before his last day of employment with his current employer, all property belonging to Executive’s current and previous employers, including but not limited to any and all confidential information.

5.                                       Restrictive Covenants.

(a)                                  Confidentiality Critical.  The parties agree that the business in which the Company is engaged is highly sales-oriented and the goodwill established between the Executive and the Company’s customers and potential customers is a valuable and legitimate business interest worthy of protection under this Agreement.  The Executive acknowledges and agrees that developing and maintaining business relationships is an important and essential business interest of the Company.  The Executive further recognizes that, by virtue of his employment by the Company and his signing of this Employment Agreement, he is granted otherwise prohibited access to, and the Company hereby promises to disclose to him, confidential and proprietary data of the Company which is not known to its competitors and which has independent economic value to the Company and that he is hereby granted access and will continue to be granted access to confidential information during his employment regarding the Company’s business and its policies, customers, employees and trade secrets, and of other confidential, proprietary, privileged, or secret information of the Company and its customers (“Customers”) (collectively, all such nonpublic information is referred to as “Confidential Information”).

This Confidential Information includes, but is not limited to data relating to the Company’s marketing and servicing programs, procedures and techniques; business, management and personnel strategies; the criteria and formulae used by the Company in pricing its products, loss control and information management services; the Company’s products and services; the Company’s computer system and software; lists of prospects; customer lists; the identity, authority and responsibilities of key contacts at accounts of Customers; and the composition and organization of Customers’ business.  The Executive recognizes and admits that this Confidential Information constitutes valuable property of the Company, developed over a long period of time and at substantial expense, and worthy of protection.  Executive acknowledges and agrees that only through his employment with the Company could he have the opportunity to learn this Confidential Information.  The Company acknowledges and agrees that Executive has substantial knowledge of the wind industry.

(b)                                 Confidential Information.  The Executive shall not at any time (for any reason), directly or indirectly, for himself or on behalf of any other person or entity, (A) disclose to any person or entity (except to employees or other representatives of the Company who need to know such Confidential Information to the extent reasonably necessary for the Executive to perform his duties under this Agreement or such employees or representatives to perform their duties on behalf of the Company, and except as required by law) any Confidential Information that the Executive may have acquired in the course of or as an incident to his employment or prior dealings with the Company, including, without limitation, business or trade secrets of, or products or methods or techniques used by, the Company, or any Confidential Information whatsoever concerning the Customers, (B) use, directly or indirectly, for his own benefit or for the benefit of another (other than a Customer) any of such Confidential Information, or (C) assist any other person or entity in connection with any action described in either of the foregoing clauses (A) and (B).

(c)                                  Noninterference with Employees.  To enforce Executive’s covenants to the Company under this Agreement including his promise not to use or disclose Confidential Information, the Executive further agrees that the Company has expended considerable time, energy and resources into training its other employees (“Co-Workers”).  As a result, during his employment with the Company and for a period of two (2) years thereafter, the Executive shall not, for any reason, directly or indirectly, for himself or on behalf of any other person or entity, (A) induce or attempt to induce any Co-Worker to terminate employment with the Company, (B) interfere with or disrupt the Company’s relationship with any of the Co-Workers, (C) solicit, entice, hire, cause to hire, or take away any person employed by the Company at that time or during the 12-month period preceding Executive’s last day of employment with the Company, or (D) assist any other person or entity in connection with any action described in any of the foregoing clauses (A) through (C).

(d)                                 Non-competition.  The Executive further agrees with the Company to the following provisions, all of which Executive acknowledges and agrees are necessary to protect the Company’s legitimate business interests and are further designed to enforce Executive’s covenants to the Company under this Agreement including his promise not to use or disclose Confidential Information.  The Executive covenants and agrees with the Company that:

(i)                                     The Executive shall not, during his employment with the Company and for a period of eighteen (18) months thereafter, either directly or indirectly, engage in, render service or other assistance to, or sell products or services, or provide resources of any kind, whether as an owner, partner, shareholder, officer, director, employee, consultant or in any other capacity, whether or not for consideration, to any person, corporation, or any entity, whatsoever, that owns, operates or conducts a business that competes, in any way, with the Company’s Business (as defined at the start of this Agreement), other than the ownership of 5% or less of the shares of a public company where Executive is not active in the day-to-day management of the Company.  With respect to the post employment application of this Section 5(d)(i), the restrictions shall extend only to those specific geographic areas where the Company conducts business at that time.

(ii)                                  The Executive shall not, during his employment with the Company and for a period of eighteen (18) months thereafter, either directly or indirectly, (A) solicit, call on or contact any Customer of the Company for the purpose or with the effect of offering any products or services of any kind offered by the Company at that time or during his employment with the Company, (B) request or advise any present or future vendors or suppliers to the Company to cancel any contracts, or curtail their dealings, with the Company, or (C) assist any other person or entity in connection with any action described in any of the foregoing clauses (A) through (B).

(iii)                               During his employment with the Company, the Executive shall not own, or permit ownership by the Executive’s spouse or any minor children under the parental control of the Executive, directly or indirectly, an amount in excess of five percent (5%) of the outstanding shares of stock of a corporation, or five percent (5%) of any business venture of any kind, which operates or conducts a business that competes, in any way, with the Company.

(e)                                  Non-disparagement.  At any time during or after Executive’s employment with the Company, the Executive shall not disparage the Company or any shareholders, directors, officers, employees, or agents of the Company.  During and after Executive’s employment with the Company, neither the Company nor its directors, officers, employees or agents shall disparage Executive to third parties.

(f)                                    Understandings.

(i)                                     The provisions of this Section 5 shall be construed as an agreement independent of any other claim.  The existence of any claim or cause of action of the Executive against the Company, whether predicated on Executive’s employment or otherwise, shall not constitute a defense to the enforcement by the Company of the terms of Section 5 of this Agreement.

(ii)                                  The Executive acknowledges and agrees that the covenants and agreements contained herein are necessary for the protection of the Company’s legitimate business interests and are reasonable in scope and content.  The Executive agrees that the restrictions contained in this Section 5 are reasonable and will not unduly restrict him in securing other employment or income in the event his employment with the Company ends.  The Executive acknowledges and agrees that he executed this Agreement as a condition to his hire and employment with the Company.

(g)                                 Injunctive Relief.  The Executive acknowledges and agrees that any breach by him of any of the covenants or agreements contained in this Section 5 would give rise to irreparable injury and would not be adequately compensable in damages.  Accordingly, the Executive agrees that the Company may seek and obtain injunctive relief against the breach or threatened breach of any of the provisions of this Agreement in addition to any other legal or equitable remedies available.

(h)                                 Reformation and Survival.  The Company and the Executive agree and stipulate that the agreements and covenants contained in this Agreement and specifically of this Section 5 are fair and reasonable in light of all of the facts and circumstances of the relationship between them.  The Company and Executive agree and stipulate that Executive has hereby agreed to be bound to the obligations, restrictions and covenants of this Section 5 as a condition to his employment and in consideration of his compensation, bonus, stock option grant, severance terms, all other terms and provisions of this Agreement, and which are further designed to enforce Executive’s covenants to the Company under this Agreement including his promise not to use or disclose Confidential Information.  The Company and the Executive acknowledge their awareness, however, that in certain circumstances courts have refused to enforce certain agreements not to compete.  The Company and the Executive agree that, if any term, clause, subpart, or provision of this Agreement is for any reason adjudged by a Court of competent jurisdiction to be invalid, unreasonable, unenforceable or void, the same will be treated as severable, and shall be modified to the extent necessary to be legally enforceable to the fullest extent permitted by applicable law, and that such modification will not impair or invalidate any of the other provisions of this Agreement, all of which will be performed in accordance with their respective terms.  Thus, in furtherance of, and not in derogation of, the provisions of this Section 5, the Company and the Executive agree that in such event, this Section 5 shall be deemed to be modified or reformed to restrict the Executive’s conduct to the maximum extent (in terms of time, geography, and business scope) that the court shall determine to be enforceable.  The provisions of this Section 5 shall survive the termination of this Agreement and Executive’s resignation or termination of employment, regardless of the reason and whether voluntary or involuntary.

6.                                       Termination.

(a)                                  Termination By The Company With Cause.  The Company has the right, at any time during the Term, to terminate the Executive’s employment with the Company for Cause (as defined below) by giving written notice to the Executive as described in this

Section 6(a).  Prior to the effectiveness of termination for Cause under subclause (i), (ii), (iii) or (iv) below, the Executive shall be given thirty (30) calendar days’ prior written notice from the Company, specifically identifying the reasons which are alleged to constitute Cause for any termination pursuant to the aforementioned subclauses, and an opportunity to cure in the event the Executive disputes such allegations; provided, however, that the Company shall have no obligation to continue to employ the Executive following such thirty (30) calendar day notice period unless the Executive’s cure meets the Company’s reasonable satisfaction.  The Company’s termination of the Executive’s employment for Cause under subclause (v) or (vi) below shall be effective immediately upon the Company’s written notice to the Executive.  If the Company terminates Executive’s employment for Cause, the Company’s obligation to the Executive shall be limited solely to the payment of unpaid Base Salary accrued up to the effective date of termination plus any accrued but unpaid benefits to the effective date of termination, and any unpaid bonus earned in accordance with the then applicable bonus plan or program to the effective date of termination.

As used in this Agreement, the term “Cause” shall mean and include (i) the Executive’s abuse of alcohol that affects Executive’s performance of Executive’s duties under this Agreement, or unlawful use of any controlled substance; (ii) a willful act of fraud, dishonesty or breach of fiduciary duty on the part of the Executive with respect to the business or affairs of the Company; (iii) material failure by the Executive to comply with applicable laws and regulations or professional standards relating to the business of the Company; (iv) material failure by the Executive to satisfactorily perform his duties hereunder, a material breach by the Executive of this Agreement, or Executive engaging in conduct that materially conflicts with the best interests of the Company or that may materially harm the Company’s reputation; (v) the Executive being subject to a formal inquiry or investigation by a governmental authority or self-regulatory organization such that the existence of such inquiry or investigation will result in damage to the Company’s business interests, licenses, reputation or prospects; or (vi) conviction of a felony or a misdemeanor involving moral turpitude.  In the event Executive is precluded from performing some or all of his assigned duties as a consequence of a court order, judgment or injunction, Executive’s failure to perform his duties as set forth herein shall not constitute Cause.

(b)                                 Termination By The Company Without Cause.  The Company shall have the right, at any time during the Term, to terminate the Executive’s employment with the Company without Cause by giving written notice to the Executive, which termination shall be effective thirty (30) calendar days from the date of such written notice.  The Company may provide 30 days pay in lieu of notice.  If the Company terminates the Executive’s employment without Cause, the Company’s obligation to the Executive shall be limited solely to (i) unpaid Base Salary accrued up to the effective date of termination plus any accrued but unpaid benefits to the effective date of termination, and any unpaid bonus earned in accordance with the then applicable bonus plan or program to the effective date of termination; (ii) a severance in an amount equal to the Executive’s then-current Base Salary for a period of eighteen (18) months; and (iii) if Executive is eligible for and timely elects COBRA coverage for health insurance coverage, payment of Executive’s COBRA premiums for the health insurance coverage for a period of up to eighteen (18) months.  As a condition to his receipt of the post-employment payments and benefits under this Section 6(b), Executive must be in compliance with Section 5 of this Agreement, and must execute, return, not rescind and comply with a general release of claims agreement in favor of the Company and related entities and individuals, in a form to be prepared by the Company.  The severance shall be paid in equal installments according to the normal payroll schedule, the first payment to Executive to be made on the next scheduled payroll date after the Company’s receipt of the signed general release of claims agreement and the expiration of any rescission period set forth in such agreement without rescission by Executive.  Executive shall have no duty to mitigate damages under this Section 6(b) during the applicable severance period and, in the event Executive shall subsequently receive income from providing Executive’s services to any person or entity, including self employment income, or otherwise, then no such income shall in any manner offset or otherwise reduce the payment obligations of the Company hereunder.

Notwithstanding anything herein to the contrary, this Section 6(b) shall not apply if Executive’s employment is terminated by the Company or a succeeding entity without Cause upon or within one year of a Change in Control at any time during the Term as described in Section 7 hereof.  In such case, Section 7 of this Agreement shall control.

(c)                                  Termination By The Executive for Good Reason.  The Executive has the right, at any time during the Term, to terminate his employment with the Company for Good Reason (as defined in this Section 6(c) below) by giving written notice to the Company as described in this Section 6(c) below.  Prior to the effectiveness of termination for Good Reason, the Company shall be given thirty (30) calendar days’ prior written notice from the Executive, specifically identifying the reasons which are alleged to constitute Good Reason, and an opportunity to cure; provided, however, that the Executive shall have no obligation to continue his employment with the Company following such thirty (30) calendar day notice period unless the Company cures the event(s) giving rise to Executive’s Good Reason notice.  As used in this Section 6(c), the term “Good Reason” shall mean and include (i) assignment to Executive of duties materially inconsistent with Executive’s position, (ii) requiring the Executive to move his place of employment more than 50 miles from his place of employment prior to such move, or (iii) a material breach by the Company of this Agreement; provided that in any such case Executive has not consented thereto.

If the Executive terminates his employment for Good Reason, the Company’s obligation to the Executive shall be limited solely to (i) unpaid Base Salary accrued up to the effective date of termination plus any accrued but unpaid benefits to the effective date of termination, and any unpaid bonus earned in accordance with the then applicable bonus plan or program to the effective date of termination; (ii) a severance in an amount equal to the Executive’s then-current Base Salary for a period of eighteen (18) months; and (iii) if Executive is eligible for and timely elects COBRA coverage for health insurance coverage, payment of Executive’s COBRA premiums for the health insurance coverage for a period of up to eighteen (18) months, payments to be made on a monthly basis when the premiums are due.  As a condition to his receipt of the post-employment payments and benefits under this Section 6(c), Executive must be in compliance with Section 5 of this Agreement, and must execute, return, not rescind and comply with a general release of claims agreement in favor of the Company and related entities and individuals, in a form to be prepared by the Company.  The severance shall be paid in equal installments according to the normal payroll schedule, the first payment to Executive to be made on the next scheduled payroll date after the Company’s receipt of the signed general release of claims agreement and the expiration of any rescission period set forth in such agreement without rescission by Executive.  Executive shall have no duty to mitigate damages under this Section

6(c) during the applicable severance period and, in the event Executive shall subsequently receive income from providing Executive’s services to any person or entity, including self employment income, or otherwise, then no such income shall in any manner offset or otherwise reduce the payment obligations of the Company hereunder.

The Executive has the right, at any time during the Term, to terminate his employment with the Company without Good Reason (as defined above) by giving written notice to the Company, which termination shall be effective sixty (60) calendar days from the date of such written notice.  If the Executive terminates his employment without Good Reason, the Company’s obligation to the Executive shall be limited solely to the payment of unpaid Base Salary accrued up to the effective date of termination plus any accrued but unpaid bonus and benefits.

(d)                                 Termination Upon Disability.  The Company shall have the right, at any time during the Term, to terminate the Executive’s employment if, during the term hereof, the Executive becomes physically or mentally disabled, whether totally or partially, as evidenced by the written statement of a competent physician licensed to practice medicine in the United States who is mutually acceptable to the Company and the Executive, so that the Executive is unable to perform the essential functions of his job duties hereunder, with or without reasonable accommodation, for (i) a period of three (3) consecutive months, or (ii) for shorter periods aggregating ninety (90) calendar days during any twelve-month period.  If the Company terminates Executive’s employment under this Section 6(d), the Company’s obligation to the Executive shall be limited solely to the payment of unpaid Base Salary accrued up to the effective date of termination plus any accrued but unpaid benefits to the effective date of termination, and any unpaid bonus earned in accordance with the then applicable bonus plan or program to the effective date of termination.

(e)                                  Termination upon Death.  If the Executive dies during the Term, this Agreement shall terminate, except that the Executive’s legal representatives shall be entitled to receive the Base Salary and other accrued benefits earned up to the date of the Executive’s death.

7.                                       Change of Control.

(a)                                  Anything in this Agreement to the contrary notwithstanding, if, upon or within one year of a Change of Control (as defined below) at any time during the Term, the Company or a succeeding entity terminates Executive without Cause (as defined above), the Company or the succeeding entity’s obligation to the Executive shall be (i) unpaid Base Salary, bonus and benefits accrued up to the effective date of termination, (ii) a lump sum payment equal to Executive’s then-current Base Salary for a period of eighteen (18) months, and (iii) if Executive is eligible for and timely elects COBRA coverage for health insurance coverage, payment of Executive’s COBRA premiums for health insurance coverage for a period of up to eighteen (18) months, payments to be made on a monthly basis when the premiums are due.  In the event of a without Cause Change of Control termination as described herein, these payments shall be in lieu of, and not in addition to, any severance pay or benefits set forth in Sections 6(b) and 6(c) of this Agreement.  As a condition to his receipt of the post-employment payments and benefits under this Section 7(a), Executive must be in compliance with Section 5 of this Agreement, and must execute, return, not rescind and comply with a general release of claims agreement in favor of the Company and related entities and individuals, in a form to be prepared by the Company.  The severance shall be paid in a lump sum within sixty (60) calendar days after the Company’s receipt of the signed general release of claims agreement and the expiration of any rescission period set forth in such agreement without rescission by Executive.

(b)                                 Change of Control Defined.  A “Change of Control” means: (i)  The consummation of any merger, consolidation, exchange, or reorganization to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such transaction have, immediately following the effective date of such transaction, beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of less than fifty percent (50%) of the total combined voting power of all classes of securities issued by the surviving corporation; (ii) A sale, lease or other transfer of all or substantially all of the assets of the Company to any person or entity which is not an Affiliate of the Company; or (iii) The acquisition, without prior approval by resolution adopted by the Board, of direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities of the Company representing, in the aggregate, more than fifty percent (50%) or more of the total combined voting power of all classes of the Company’s then-issued and outstanding securities by any person or entity or by a group of associated persons or entities acting in concert; provided, however, that a Change of Control will not be deemed to occur if such acquisition is initiated by Participant or an entity in which Participant owns fifty percent (50%) or more of the total combined voting power of all classes of such entity’s securities, or if Participant or such entity is a member of the group of associated persons or entities acting in concert.  In all cases, the determination of whether a Change of Control has occurred shall be made in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations, notices and other guidance of general applicability issued thereunder.

8.                                       Code Section 409A.  Notwithstanding anything herein to the contrary, if any payments to be made to the Executive hereunder are subject to the requirements of Code Section 409A and the Company determines that Executive is a “specified employee” as defined in Code Section 409A as of the date of the termination, such payments shall not be paid or commence earlier than the date that is six months after the termination.  Any payment not made during the six month period shall be paid on the first day of the seventh month following termination.

9.                                       Successors; Assignment, Etc.; Third Party Beneficiaries.

(a)                                  Executive consents to and the Company shall have the right to assign this Agreement to its successors or assigns.  All covenants or agreements hereunder shall inure to the benefit of and be enforceable by or against its successors or assigns.  The terms “successors” and “assigns” shall include, but not be limited to, any succeeding entity upon a Change in Control.

(b)                                 Neither this Agreement nor any of the rights or obligations of the Executive under this Agreement may be assigned or delegated except as provided in the last sentence of this Section 9(b).  This Agreement and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by, and shall be binding upon, the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees.  If the Executive should die while any amounts would still be payable to him hereunder had he continued to live, then all such amounts (unless otherwise provided herein) shall be paid in accordance with the terms of this Agreement to the devisee, legatee, or other designee under the Executive’s testamentary will or, if there be no such will, to the Executive’s estate.

10.                                 Notice.  For purposes of this Agreement, all notices and other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or when mailed by United States registered or certified mail, return receipt requested, first-class postage prepaid, addressed as follows:

If to the Executive :	If to the Company :

Mr. Jesse E. Collins, Jr. 6270 Firth Road Ft. Worth, TX 76116	Broadwind Energy, Inc. 47 E. Chicago Avenue, Suite 332 Naperville, IL 60540 Attn: Chief Executive Officer

or to such other address as any party may have furnished to the other in writing in accordance with this Section 10, except that notices of any change of address shall be effective only upon actual receipt.

11.                                 Miscellaneous.  No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by the Executive and such officers as may be specifically designated by the board of directors of the Company.  No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any other time.  No agreements or representations (whether oral or otherwise, express or implied) with respect to the subject matter of this Agreement have been made by either party which are not set forth expressly in this Agreement or which are not specifically referred to in this Agreement.  If any term, clause, subpart, or provision of this Agreement is for any reason adjudged to be invalid, unreasonable, unenforceable or void, the same will be treated as severable, shall be modified to the extent necessary to be legally enforceable to the fullest extent permitted by applicable law, and will not impair or invalidate any of the other provisions of this Agreement, all of which will be performed in accordance with their respective terms.  The validity, interpretation, construction, and performance of this Agreement shall be governed by the laws of the State of Illinois, without reference to its conflicts of law principles.

12.                                 Validity.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law or court decision, and if the rights or obligations of the Company and the Executive will not be materially and adversely affected thereby, (a) such provision shall be fully severable from this Agreement, (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar to the terms and intent of such illegal, invalid, or unenforceable provision as may be possible.

13.                                 Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

14.                                 Litigation.  The parties agree that the exclusive venue for any litigation commenced by the Company or the Executive relating to this Agreement shall be the state courts located in DuPage County, Illinois and the United States District Court, Northern District of Illinois.  The parties waive any rights to object to venue as set forth herein, including any argument of inconvenience for any reason.

15.                                 Entire Agreement.  This Agreement constitutes (i) the binding agreement between the parties and (ii) represents the entire agreement between the parties together with the letter of understanding provided to Executive under separate cover simultaneously with this Agreement, and supersedes all prior agreements relating to the subject matter contained herein. All prior negotiations concerning Executive’s employment with the Company have been merged into this Agreement and are reflected in the terms herein.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of September 26, 2008.

EXECUTIVE:

By:	/s/ Jesse E. Collins, Jr.
Name: Jesse E. Collins, Jr.

COMPANY:

BROADWIND ENERGY, INC.

By:	/s/ J. Cameron Drecoll
Name:	J. Cameron Drecoll
Title:	CEO